SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549


                              FORM 8-K


                        Current Report Pursuant
                     to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



                   Date of report        March 14, 1994

         McDermott International, Inc.
         (Exact Name of Registrant as Specified in Its Charter)


         Republic of Panama
         (State or Other Jurisdiction of Incorporation)


         1-8430                              No. 72-0593134
    (Commission File Number)            (I.R.S. Employer Identification No.)

   1450 Poydras Street   New Orleans, Louisiana         70112-2401
   (Address of Principal Executive Offices)             (Zip Code)


    (504) 587-5400
    (Registrant's Telephone Number, Including Area Code)

Item 2.  ACQUISITION OF ASSETS

      Pursuant to related agreements entered into on February 28, 1994, in two related transactions, McDermott International, Inc. and a wholly owned subsidiary acquired, effective as of January 31, 1994, the shares and related indebtedness of Northern Ocean Services
Limited (NOS) from Cable & Wireless plc of London, England for
38,953,001 British Pounds (approximately U.S. $58 million). NOS is a subsea and trenching contractor for pipelines, flowlines, cables, and umbilicals. NOS provides subsea and trenching services to worldwide industries, such as oil and gas, marine construction, and petrochemical.

      NOS owns and operates two dynamically positioned construction vessels and specialized subsea construction equipment. The vessels are the MSV Norlift, which supports diving, lifting, pipeline installation, and trenching, and the MV Northern Explorer, a trenching support vessel. NOS's subsea construction equipment includes plows for trenching and burying of rigid and flexible pipe. NOS headquarters will remain at the Tees Offshore Base in Teesside, England.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 McDERMOTT INTERNATIONAL, INC.
                                 (REGISTRANT)










Date: 3/14/94                     By: /s/Brock A. Hattox



                                      Brock A. Hattox
                                      Senior Vice President and
                                      Chief Financial Officer